Exhibit 99.2

Philadelphia Terminals
Unaudited Combined Financial Statements
March 31, 2016

Philadelphia Terminals
Index

Pages(s)
Unaudited Combined Financial Statements

Combined Balance Sheets: As of March 31, 2016 and December 31, 2015	1
Combined Statements of Operations: For the three months ended March 31, 2016 and 2015	2
Combined Statements of Changes in Net Parent Investment: For the three months ended March 31, 2016 and 2015	3
Combined Statements of Cash Flows: For the three months ended March 31, 2016 and 2015	4

Notes to Combined Financial Statements	5-9

Philadelphia Terminals
Combined Balance Sheets
(in thousands)

	March 31, 2016	December 31, 2015
Assets	(unaudited)
Current assets
Accounts receivable, net	$1,325	$1,284
Inventory	777	544
Other current assets	103	—
Total current assets	2,205	1,828

Property and equipment, net	124,612	124,496

Long-term assets
Other long-term assets	875	1,150
Total assets	$127,692	$127,474

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued expenses	$1,705	$2,825
Other current liabilities	—	45
Total current liabilities	1,705	2,870

Long-term liabilities
Total long-term liabilities	1,813	2,389
Total liabilities	$3,518	$5,259

Net parent investment	124,174	122,215
Total liabilities and net parent investment	$127,692	$127,474

The accompanying notes are an integral part of these unaudited combined financial statements.

Philadelphia Terminals
Combined Statements of Operations
(in thousands)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Revenue
Storage	$3,104	$1,795
Throughput and ancillary	2,212	2,463
Total Revenue	5,316	4,258

Expenses
Purchases and related costs	88	104
Operating	2,015	1,801
General and administrative	485	455
Depreciation	941	917
Total expenses	3,529	3,277

Operating income	1,787	981
Other income	15	16
Net income	$1,802	$997

The accompanying notes are an integral part of these unaudited combined financial statements.

Philadelphia Terminals
Combined Statements of Changes in Net Parent Investment
(in thousands)

(unaudited)
Balance as of December 31, 2015	$122,215
Net income	1,802
Net contributions from parent	157
Balance as of March 31, 2016	$124,174

(unaudited)
Balance as of December 31, 2014	$123,047
Net income	997
Net distributions to parent	(1,634)
Balance as of March 31, 2015	$122,410

The accompanying notes are an integral part of these unaudited combined financial statements.

Philadelphia Terminals
Combined Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities	(unaudited)
Net income	$1,802	$997
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	941	917
Net changes in operating assets and liabilities:
Accounts receivable	233	331
Inventory	(232)	(162)
Other current assets	(103)	(48)
Accounts payable and accrued liabilities	(1,284)	168
Net cash provided by operating activities	1,357	2,203

Cash flows from investing activities
Additions to property and equipment	(1,514)	(569)
Net cash used in investing activities	(1,514)	(569)

Cash flows from financing activities
Net contributions from / (distributions to) parent	157	(1,634)
Net cash used in financing activities	158	(1,634)

Cash and cash equivalents
Net change in year	—	—
Beginning of year	—	—
End of year	$—	$—

Supplemental Cash Flow Information
Non-cash transactions:
Accrued capital expenditures	$458	$87

The accompanying notes are an integral part of these unaudited combined financial statements.

Philadelphia Terminals
Notes to Combined Financial Statements
(unaudited)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

The East Coast Terminal Assets (“Philadelphia Terminals” or the “Company”) are owned by Plains Products Terminals, LLC (“PPT”), a wholly-owned subsidiary of Plains All American L.P. (“PAA”, or the “Parent”). The Philadelphia Terminals are located near Philadelphia, Pennsylvania and Paulsboro, New Jersey. As used in this document, the terms “we”, “us”, “our”, and similar terms refer to the Philadelphia Terminals unless the context indicates otherwise.

We own 4 discrete refined products terminals: Paulsboro, 51st Street, South Philadelphia and North Philadelphia, which are comprised of 57 storage tanks with approximately 4.4 million barrels of storage capacity and additional assets including pipeline connections, 26 truck loading lanes, two barge docks and a ship dock. The Philadelphia Terminals consist of:

•
The Paulsboro terminal consists of 26 tanks with an approximate shell capacity of 2.6 million barrels. Its products include gasoline, ultra-low-sulfur diesel, ethanol, jet fuel, intermediates and blendstocks. Its modes of inbound and outbound transportation primarily are barge/ship, truck and pipeline.

•
The 51St Street terminal consists of 10 tanks with an approximate shell capacity of 0.3 million barrels. Its product of storage is heating oil (low sulfur and ultralow sulfur). Its modes of inbound and outbound transportation are barge, truck and pipeline.

•
The South Philadelphia terminal consists of 11 tanks with an approximate shell capacity of 0.6 million barrels. Its products include all on-road fuels. Its modes of inbound and outbound transportation are pipeline, barge, truck and an outbound connection to a third party facility.

•
The North Philadelphia terminal consists of 10 tanks with an approximate shell capacity of 0.9 million barrels. Its products include asphalt, fuel oil and ultra-low-sulfur diesel. Its modes of inbound and outbound transportation are barge, truck and pipeline.

Through these terminals, we generate fee-based revenue through refined petroleum products storage and throughput services. Our operations consist of one reportable segment.

Basis of Presentation

The unaudited combined financial statements consist of the historical financial statements of PAA’s Philadelphia Terminals business. These statements reflect the unaudited combined historical results of operations, financial position, changes in net parent investment and cash flows of the Philadelphia Terminals as if such operations had been combined for the period presented. These unaudited combined financial statements were prepared in connection with the sale of the Philadelphia Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA’s historical carryover basis.

The unaudited combined financial statements have been prepared in accordance with the instructions for interim reporting as set forth by the SEC, and should be read in conjunction with our December 31, 2015 Combined Financial Statements. All adjustments (consisting only of normal recurring adjustments) that in the opinion of management were necessary for a fair statement of the results for the interim periods have been reflected. The combined balance sheet data as of December 31, 2015 was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the three months ended March 31, 2016 should not be taken as indicative of results to be expected for the entire year.

Intercompany transactions between the Parent and the Philadelphia Terminals have been included in these unaudited combined financial statements and are considered to be effectively settled for cash in the unaudited combined financial statements at the time the transaction is recorded. The total net effect of the settlement

Philadelphia Terminals
Notes to Combined Financial Statements
(unaudited)

of these intercompany transactions is reflected in the unaudited combined statements of cash flows as a financing activity and in the unaudited combined balance sheets within net parent investment.

The unaudited combined statements of operations also include expense allocations for certain functions historically performed by the Parent and allocated to the Philadelphia Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering and environmental, health and safety. Costs related to such functions are included in either operating or general administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of the Philadelphia Terminals, including those incurred by PAA on behalf of the Philadelphia Terminals. Nevertheless, the unaudited combined financial statements may not include all of the expenses that would have been incurred had the Philadelphia Terminals been a stand-alone company during the period presented and may not reflect its results of operations, financial position and cash flows had the Philadelphia Terminals been a stand-alone company during the periods presented.

We do not maintain separate bank accounts; therefore, we use PAA’s centralized cash management process whereby the cash generated by the Philadelphia Terminals is held by PAA, and PAA funds the Philadelphia Terminals’ operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by the Philadelphia Terminals’ operations and held by PAA are not presented in the unaudited combined financial statements for any of the periods presented. Transfers of cash to and from PAA’s cash management system is reflected as a component of “Net parent investment” on the unaudited combined balance sheets, and as part of “Net distributions to parent” on the unaudited combined statements of cash flows.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

Accounts receivable are primarily derived from storage, throughput and ancillary fees. We had an allowance for doubtful accounts as of March 31, 2016 and December 31, 2015 of approximately $815 thousand. We review all outstanding accounts receivable balances on a monthly basis and record a reserve for amounts that we expect will not be fully recovered. We do not apply actual balances against any reserves until we have exhausted substantially all collection efforts. At March 31, 2016 and December 31, 2015 substantially all of our accounts receivable (net of allowance for doubtful accounts) were less than 30 days past their scheduled invoice date.

Recent Accounting Pronouncements

In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification of certain related payments on the statement of cash flows. This guidance will become effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted. We expect to adopt this guidance on January 1, 2017, and we are currently evaluating the effect that adopting this guidance will have on our financial position, results of operations and cash flows.

In February 2016, the FASB amended the leasing guidance to require that lessees recognize the following for their leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period

Philadelphia Terminals
Notes to Combined Financial Statements
(unaudited)

presented in the financial statements. The amendments are effective for interim and annual reporting periods beginning after December 15, 2019. We are currently evaluating the impact to our financial position, results of operations and cash flows.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued guidance to simplify the measurement of inventory. This updated guidance requires entities to measure inventory at the lower of cost and net realizable value; however, inventory measured using last-in, first-out and the retail inventory method is unchanged by this update. This guidance will become effective for interim and annual periods beginning after December 15, 2016, with prospective application required. Early adoption is permitted, including adoption in an interim period. We expect to adopt this guidance on January 1, 2017, and we do not anticipate that our adoption will have a material impact on our financial position, results of operations or cash flows.

In May 2014, the FASB issued guidance regarding the recognition of revenue from contracts with customers with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. The guidance also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and the related cash flows. This guidance can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption. In August 2015, the FASB issued guidance deferring the effective date to interim and annual periods beginning after December 15, 2018. Therefore, we expect to adopt this guidance on January 1, 2019, and we are currently evaluating which transition approach to apply and the impact that adopting this guidance will have on our financial position, results of operations and cash flows.

3. INVENTORY

Our inventory primarily consists of refined products such as gasoline, diesel, ethanol and heating oil. Our inventory is valued at the lower of cost or market, with cost determined using an average cost method. At the end of each reporting period, we assess the carrying value of our inventory and make any adjustments necessary to reduce the carrying value to the applicable net realizable value. As of both March 31, 2016 and December 31, 2015, there were no inventory valuation adjustments.

4. PROPERTY AND EQUIPMENT

Property and equipment, net is stated at cost and consisted of the following:

	Estimated Useful Lives (Years)	March 31, 2016	December 31, 2015
(in thousands)
Tankage, Pipeline, and Heavy Equipment	10 - 70	$ 139,469	$ 138,867
Buildings	20 - 40	1,966	1,965
Vehicles, Office, and Other Equipment	3 - 15	2,334	2,280
Construction in progress	0	6,317	5,917
Land	N/A	7,827	7,827
		157,913	156,856
Accumulated depreciation		(33,301)	(32,360)
Property and equipment, net		124,612	$ 124,496

We did not recognize any impairments during the three months ended March 31, 2016 or 2015.

Philadelphia Terminals
Notes to Combined Financial Statements
(unaudited)

5. RELATED PARTY TRANSACTIONS

As discussed in “Basis of Presentation” in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering and environmental, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined financial statements, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent’s general partner, Plains All American GP, LLC.

Furthermore, other than the treasury function performed by PAA on behalf of the Philadelphia Terminals as also described in “Basis of Presentation” in Note 1, no other transactions between the Philadelphia Terminals and related parties occurred during the three months ended March 31, 2016.

6. COMMITMENTS AND CONTINGENCIES

Contingencies

We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value. We record receivables for amounts recoverable from insurance or from third parties under indemnification agreements in the period that we determine the costs are probable of recovery.

Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

At March 31, 2016, our estimated undiscounted reserve for environmental liabilities totaled $2.6 million, of which $0.8 million was classified as short-term and $1.8 million was classified as long-term. At December 31, 2015, our estimated undiscounted reserve for environmental liabilities totaled $2.6 million, of which $0.2 million was classified as short-term and $2.4 million was classified as long-term. These short- and long-term environmental liabilities are reflected in “Accounts payable and accrued expenses” and “Total long-term liabilities,” respectively, on our Combined Balance Sheets, and primarily relate to the Paulsboro terminal. In 2011, the New Jersey Department of Environmental Protection issued a Consent Judgment for the Paulsboro facility. PAA and Kinder Morgan Liquids Terminals (“KMLT”) were deemed responsible for remediating the Eastern Tank Field area. Based on the terms of an indemnity agreement, PAA and KMLT share the costs of $2.4 million (50/50) while PAA remains the operator and constructs and operates the remediation system. At both March 31, 2016 and December 31, 2015, we recorded receivables totaling $1.2 million on our Combined Balance Sheets for amounts probable of recovery from KMLT related to these liabilities. At March 31, 2016, $0.3 million was classified as short-term and $0.9 million was classified as

Philadelphia Terminals
Notes to Combined Financial Statements
(unaudited)

long-term. At December 31, 2015, substantially all was classified as long term. These short- and long-term environmental liabilities are reflected in “Accounts receivable, net” and “Other long-term assets,” respectively, on our Combined Balance Sheets. During the quarter ended March 31, 2016 and 2015, $17 thousand and $16 thousand, respectively, of expense was recognized in operating expense, net of amounts receivable.

7. SUBSEQUENT EVENTS

We did not identify any subsequent events or transactions through June 22, 2016, the date the accompanying combined financial statements were available to be issued.